Exhibit 99.1

NEWS RELEASE
Art's-Way Manufacturing Co., Inc.
P.O. Box 288 Armstrong, Iowa 50514

NASDAQ:ARTW CONTACT: John Breitung (712) 864-3131

ART'S-WAY ANNOUNCES CHANGES IN CORPORATE OFFICERS

ARMSTRONG, IOWA Art's-Way Manufacturing Co., Inc., announced today (July 27, 2004) that at its quarterly Board of Directors Meeting, Carrie
L. Majeski, Financial Manager, was appointed to Chief Financial Officer.

Art's-Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet and potato harvesting equipment, edible bean equipment, land maintenance equipment, finished mowing and crop shredding equipment, seed planting equipment. Art's-Way also produces haylage machinery for several original equipment manufacturers (OEM's). Starting in fiscal 2004, the Company will manufacture moldboard plows under its own label under a license agreement with CNH. Art's-Way also manufactures and distributes truck bodies used in the agricultural, industrial and commercial industries. After market service parts are also an important part of the Company's business.